SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2014

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 28, 2014, EnPro Industries, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) dated as of August 28, 2014 among the Company and Coltec Industries Inc, a wholly owned subsidiary of the Company (“Coltec”), as borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Amended Credit Agreement provides for a five-year, senior secured revolving credit facility of $300.0 million (the “Revolving Credit Facility”). The Amended Credit Agreement became effective on August 28, 2014.

Borrowing availability under the Revolving Credit Facility is not limited by reference to a borrowing base. Initially, borrowings under the Revolving Credit Facility bear interest at an annual rate of LIBOR plus 1.75% or base rate plus 0.75%, although the interest rates under the Revolving Credit Facility are subject to incremental increases based on a consolidated total leverage ratio. In addition, a commitment fee accrues with respect to the unused amount of the Revolving Credit Facility at an annual rate of 0.20%, which rate is also subject to incremental increases based on a consolidated total leverage ratio.

The Company and Coltec are the permitted borrowers under the Revolving Credit Facility. Each of the Company’s domestic, consolidated subsidiaries (other than Garlock Sealing Technologies LLC, Garrison Litigation Management Group, Ltd. and their respective subsidiaries, which includes The Anchor Packing Company (collectively, “GST”), unless they elect to guarantee upon becoming consolidated subsidiaries in the future) are required to guarantee the obligations of the borrowers under the Revolving Credit Facility, and each of the Company’s existing domestic, consolidated subsidiaries (which does not include the domestic entities of GST) has entered into the Amended Credit Agreement to provide such a guarantee.

Borrowings under the Revolving Credit Facility are secured by a first priority pledge of the following assets (which in each case excludes those assets related to the entities that comprise GST unless otherwise elected upon those entities becoming consolidated subsidiaries in the future):

•	100% of the capital stock of each domestic, consolidated subsidiary of the Company;

•	65% of the capital stock of any first tier foreign subsidiary of the Company and its domestic, consolidated subsidiaries; and

•	substantially all of the assets (including, without limitation, machinery and equipment, inventory and other goods, accounts receivable, certain owned real estate and related fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, trade names, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash) of the Company and its domestic, consolidated subsidiaries.

The Amended Credit Agreement contains certain financial covenants and required financial ratios, including:

•	a maximum consolidated total net leverage ratio of not more than 4.0 to 1.0 (with total debt, for the purposes of such ratio, to exclude the intercompany notes payable to GST and to be net of up to $100 million, for any measurement period ending prior to the first anniversary of the closing date of the Amended Credit Agreement, and thereafter, up to $75 million, in each case of unrestricted cash of the Company and its domestic, consolidated subsidiaries); and

•	a minimum consolidated interest coverage ratio of at least 2.5 to 1.0.

The Amended Credit Agreement contains affirmative and negative covenants (subject, in each case, to customary and other exceptions and qualifications), including covenants that limit the Company’s ability to, among other things:

•	grant liens on assets;

•	incur additional indebtedness (including guarantees and other contingent obligations);

•	make certain investments (including loans and advances);

•	merge or make other fundamental changes;

•	sell or otherwise dispose of property or assets;

•	pay dividends and other distributions and prepay certain indebtedness;

•	make changes in the nature of its business;

•	enter into transactions with affiliates;

•	enter into burdensome contracts;

•	make certain capital expenditures; and

•	modify or terminate documents related to certain indebtedness.

The Amended Credit Agreement contains events of default including, but not limited to, nonpayment of principal or interest, violation of covenants, breaches of representations and warranties, cross-default to other debt, bankruptcy and other insolvency events, material judgments, certain ERISA events, actual or asserted invalidity of loan documentation, certain changes of control of the Company, the invalidity of subordination provisions of subordinated indebtedness, the failure of the domestic entities of GST to become guarantors following their exit from bankruptcy and reconsolidation with the Company for financial reporting purposes and, upon the same event, the failure to pledge the equity interests of GST (on the same basis on which the equity of other consolidated subsidiaries of the Company is pledged) as collateral to secure obligations under the Amended Credit Agreement.

The Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report, is incorporated herein by reference.

Item 8.01	Other Events.

On August 28, 2014, the Company issued a press release announcing the completion and effectiveness of the Amended Credit Facility and that, as a result, the Financing Condition (as such term is defined in EnPro’s Offer to Purchase dated August 11, 2014 with respect to its pending cash tender offer to purchase any and all of its 3.9375% Convertible Senior Debentures due 2015) has been satisfied. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1	Amended and Restated Credit Agreement dated as of August 28, 2014 among EnPro Industries, Inc., Coltec Industries Inc, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

Exhibit 99.1	Press release of EnPro Industries, Inc. dated August 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2014

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amended and Restated Credit Agreement dated as of August 28, 2014 among EnPro Industries, Inc., Coltec Industries Inc, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

99.1	Press release of EnPro Industries, Inc. dated August 28, 2014